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  EXHIBIT 11 - STATEMENTS RE:  COMPUTATION OF PER SHARE EARNINGS


                           COMMUNITY BANCSHARES, INC.
                   COMPUTATION OF NET INCOME PER COMMON SHARE

  The following tabulation presents the calculation of primary and fully diluted earnings per common share for the years ended December 31, 1999, 1998 and 1997.

                                                                       1999          1998          1997
                                                                    ----------    ----------    ----------

  Reported net income...........................................    $1,658,110    $3,579,493    $3,512,278
                                                                    ==========    ==========    ==========

  Earnings on common shares.....................................    $1,658,110    $3,579,493    $3,512,278
                                                                    ==========    ==========    ==========

  Weighted average common shares outstanding - basic............     4,429,303     3,994,798     3,807,232
                                                                    ==========    ==========    ==========

  Earnings per common share- basic
    Income from continuing operations...........................    $      .37    $      .90    $      .92
                                                                    ==========    ==========    ==========

    Net income..................................................    $      .37    $      .90    $      .92
                                                                    ==========    ==========    ==========

  Weighted average common shares outstanding - diluted..........     4,595,072     4,052,259     3,830,231
                                                                    ==========    ==========    ==========

  Earnings per common share- diluted
    Income from continuing operations...........................    $      .36    $      .88    $      .92
                                                                    ==========    ==========    ==========

    Net income..................................................    $      .36    $      .88    $      .92
                                                                    ==========    ==========    ==========


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